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                                                                   EXHIBIT 10.43





                               NBC HOLDINGS CORP.
                             2004 STOCK OPTION PLAN

SECTION 1.   PURPOSE.

         The purpose of this Plan is to promote the interests of NBC Holdings Corp. (the "Company") and its Affiliates, by (a) attracting, motivating and retaining executive personnel of outstanding ability; (b) focusing the attention of executive management on achievement of sustained long term results; (c) fostering management's attention on overall corporate performance and thereby promoting cooperation and teamwork among management of the operating units; and
(d) providing executives with a direct economic interest in the attainment of demanding long term business objectives.

SECTION 2.   ADMINISTRATION.

         2.1 The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors. It is intended that each director appointed to serve on the Committee shall be a "non-employee director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act") or a person meeting any similar requirement under any successor rule or regulation and an "outside director" (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the treasury regulations promulgated thereunder) to the extent Rule 16b and Code section 162(m), respectively, are applicable; however, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee may be changed at any time and from time to time in the discretion of, the Board.

         2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any option agreements executed pursuant to the Plan, (c) to prescribe, amend and rescind rules relating to the Plan, (d) to make any determination necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and (g) generally, to make any and all determinations or adjustments and take any other action specified under the Plan or that the Committee deems appropriate, necessary, or desirable to reflect the intent and purposes of the Plan.

         2.3 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any option or any option agreement pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any of its Affiliates, any grantee, any holder or beneficiary of any option, and any shareholder.

         2.4 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

         2.5 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board, and (b)


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the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term Committee as used herein shall mean the Board.

SECTION 3.   ELIGIBILITY.

         Options under the Plan may be granted to such employees, officers and employee directors) of the Company and its Affiliates ("Eligible Employees") as the Committee shall from time to time in its sole discretion select. The Committee may, but shall not be required to, consult with such executives of the Company and its Affiliates as it deems appropriate prior to making such grants.

SECTION 4.   SHARES OF STOCK SUBJECT TO THE PLAN.

         4.1 Reserved Shares. Subject to Section 11 (relating to adjustments upon changes in capitalization), the aggregate number of shares of Stock (as defined in Section 6) that may be acquired under the Plan by any one Eligible Employee and by all Eligible Employees pursuant to options granted hereunder shall not exceed 81,306 shares. Shares of Stock covered by options granted under the Plan, which options expire, terminate or are canceled for any reason (other than an option, or part thereof, that is canceled by the Committee and for which cash is paid in respect thereof) shall again become available for award under the Plan.

         4.2 Type of Shares. Shares of Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued shares or treasury shares.

SECTION 5.   STOCK OPTIONS.

         5.1 Grant and Type of Stock Options.

         (a) General. Subject to the terms of the Plan, the Committee may grant options to purchase shares of Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine.

         (b) Types of Options Under Plan.

                  (i) Options granted under the Plan may be either (A) "nonqualified" stock options subject to the provisions of Code section 83, or (B) options intended to qualify for incentive stock option treatment described in section 422 of the Code; provided, however, that incentive stock options may only be granted to employees of the Company or its "Parent Corporation" or "Subsidiary Corporation" as those terms are defined in Code section 424.

                  (ii) All options when granted are intended to be nonqualified stock options, unless the applicable option agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan; provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options.

         5.2      Agreements Evidencing Options.


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         (a) General. Options granted under the Plan shall be evidenced by written agreements, which shall (i) contain such provisions, not inconsistent with the terms of the Plan, as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "option agreements." If the grantee is party to an employment or consulting agreement, the terms of which relate to stock options and which are inconsistent with the terms of any such option agreement, the terms of such option agreement shall govern.

         (b) Certain Terms. Each option agreement shall set forth the number of shares of Stock subject to the option granted thereby and the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The exercise price per share shall not be less than the Fair Market Value of a share of Stock on the date the option is granted. Each option agreement shall set forth conditions subject to which the option evidenced thereby shall become exercisable.

         5.3 Exercisability of Options.

         (a) Standard Exercise Provisions. Subject to Section 5.5 and the other terms of the Plan or as otherwise determined by the Committee and subject to the provisions of the applicable option agreement:

                  (i) In the Committee's sole discretion, each option or portion thereof may become exercisable with respect to all or a portion of the shares of Stock subject thereto in the event of a Change of Control (as defined in Section 6);

                  (ii) Each option shall terminate and cease to be exercisable on the tenth anniversary of the date of grant thereof; and

                  (iii) Each option, once exercisable may be exercised from time to time as to all or part of the full number of shares as to which such option shall then be exercisable.

         (b)      Notice of Exercise; Exercise Date.

                  (i) An option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 5.4.

                  (ii) For purposes of the Plan, the "option exercise date" shall be deemed to be the first business day immediately following the date written notice of exercise is received by the Company.

         5.4 Payment of Option Price.

         (a) Tender Due Upon Notice of Exercise. Unless the applicable option agreement otherwise provides or the Committee in its sole discretion otherwise determines, (i) any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased and (ii) the grantee shall have no right to receive shares of Stock with respect to an option exercise prior to the option exercise date.

         (b) Manner of Payment. Payment of the option exercise price shall be made in accordance with any of the following methods:


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                  (i) by certified or official bank check payable to the Company
         (or the equivalent thereof acceptable to the Committee);

                  (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection);

                  (iii) if and to the extent provided in the applicable option agreement, by delivery of previously acquired shares of Stock owned by the grantee for at least six months having a Fair Market Value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 8.2);

                  (iv) any combination of (i), (ii) and (iii); and

                  (v) in any other manner permitted by law, as approved by the Committee in its sole discretion.

         (c) Issuance of Shares. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 8, deliver to the grantee one or more certificates for the shares of Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

         5.5 Termination of Employment. All options granted to a grantee shall terminate and no longer be exercisable upon such grantee's termination of employment with the Company or any of its Affiliates for any reason, including for Cause, except to the extent post-employment exercise of the exercisable portion of an option is permitted in accordance with the applicable option agreement and Section 5.3.

         5.6 Special Incentive Stock Option Requirements.


         (a) Term. No incentive stock option may have a term in excess of ten years.

         (b) 10% Owner. If an option granted under the Plan is intended to be an incentive stock option and if the grantee, at the time of grant, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (a) the option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Stock on the date of such grant and (b) such option shall not be exercisable after the expiration of five years after the date such option is granted.

         (c) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which incentive stock options are exercisable for the first time by any grantee during any calendar year (under all equity plans of the Company) exceeds $100,000, such excess incentive stock options shall be treated as nonqualified stock options.

SECTION 6.   CERTAIN DEFINITIONS.


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         6.1 "Affiliate" shall mean, any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

         6.2 "Cause" shall mean (i) the grantee's neglect of his or her duties,
(ii) the grantee is convicted of any felony or gross misdemeanor (except traffic-related), (iii) the grantee is guilty of gross misconduct in connection with the performance of his or her duties, (iv) the grantee materially breaches any affirmative or negative covenants or undertakings under any employment or other agreement with the Company or an Affiliate, or (v) the grantee terminates his or her employment with the Company or any of its Affiliates and the Committee determines, within 90 days after the grantee's termination date, that the grantee's employment could have been terminated for Cause pursuant to any of the foregoing clauses (i) through (iv).

         6.3 "Change of Control" shall mean, with respect to the Company, a transaction pursuant to which a person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Act")), other than Weston Presidio Capital and its Affiliates, acquires the collective ability to designate, directly or indirectly, a majority of the members of the Board (whether by contract or otherwise).

         6.4 "Effective Date" shall mean March 4, 2004.

         6.5 "Fair Market Value" shall mean as of any date in respect of any share of Stock traded on a national securities exchange or on the National Market System of the National Association of Securities Dealers Automated Quotation System (the "Nasdaq"), the closing price of a share of Stock as reported on the exchange on which such shares primarily trade or the Nasdaq, as applicable, on such date. If Stock is not traded on any such exchange or the Nasdaq on such date, Fair Market Value shall be determined by the Committee in its sole discretion.

         6.6 "Plan" shall mean this NBC Holdings Corp. 2004 Stock Option Plan.

         6.7 "Stock" shall mean common stock, par value $.001 per share, of the Company as constituted on the Effective Date, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

SECTION 7.   AMENDMENT OF THE PLAN; MODIFICATION OF OPTIONS.

         7.1 Plan Amendments. The Board may at any time and from time to time alter, suspend, discontinue, amend or terminate the Plan in any respect whatsoever, except that (i) no such amendment, termination or action shall materially and adversely impair any rights under any option theretofore granted under the Plan without either providing fair consideration to the grantee of such option or obtaining the consent of the grantee of such option and (ii) no such amendment, termination or action for which shareholder approval would be required under any law, (including Code section 162(m) and Rule 16b-3, to the extent applicable) or the rules of any securities exchange or other regulatory organization shall be effective without such shareholder approval.



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         7.2 Option Modifications. Subject to the terms and conditions of the
Plan (including Section 7.1), the Committee may amend outstanding option agreements with such grantee, including, without limitation, any amendment that would (i) accelerate the time or times at which an option may become exercisable and/or (ii) extend the scheduled termination or expiration date of the option. No such amendment shall materially and adversely impair any rights under any option theretofore granted under the Plan, however, the Committee shall provide fair consideration to the grantee of such option or obtain the consent of the grantee of such option.

SECTION 8.   RESTRICTIONS.

         8.1 Consent Requirements. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any option under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action, a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Company may make any payment under the Plan in cash, Stock or both and (ii) the Committee determines that a Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent has been obtained.

         8.2 Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange to other regulatory organization or under any federal, state or local law, rule or regulation, (b) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other regulatory organization, (c) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (d) any and all consents, waivers, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any of its Affiliates.

SECTION 9.   NONTRANSFERABILITY.

         During the lifetime of the grantee, all rights with respect to any option granted to the grantee shall be exercisable only by the grantee or the grantee's court-appointed legal representative. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a grantee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Committee may provide in an applicable option agreement that a nonqualified stock option may be transferred, without consideration, for estate planning purposes, to a family trust or family partnership for the benefit of immediate members of the grantee's family.



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SECTION 10.  WITHHOLDING TAXES.

         10.1 General. Whenever under the Plan shares of Stock are to be delivered pursuant to the exercise of an option, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Stock under the Plan.

         10.2 Use of Shares. Subject to the Committee's consent, a grantee may elect to satisfy all or part of the foregoing withholding requirements (a) by delivery of unrestricted shares of Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a Fair Market Value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld; provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act or any other federal or state securities laws, rules or regulations, or (b) by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of an option a number of shares of Stock with a Fair Market Value equal to such withholding liability.

SECTION 11.   ADJUSTMENTS.

         11.1 Upon Changes in Capitalization. To the extent specified by the Committee, the number of shares of Stock that may be issued pursuant to options under the Plan, the number of shares of Stock subject to options, the exercise price of options theretofore granted under the Plan and the amount payable by a grantee in respect of an option shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Stock resulting from the subdivision or combination of shares of Stock or other capital adjustments, or the payment of a stock dividend after the Effective Date, or other change in such shares of Stock effected without receipt of consideration by the Company; provided that any options covering fractional shares of Stock resulting from any such adjustment shall be eliminated. Adjustments under this Section 11 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         11.2 Other. In the event of any acquisition, divestiture or any other corporate transaction of any kind involving the Company or its Affiliates which the Committee, in its discretion, determines to be of such a kind or nature as to make appropriate an amendment or adjustment to the Plan in order to effectuate the intent and purposes of the Plan, the Committee, in its discretion, may make such amendment or adjustment.

SECTION 12.   RIGHT OF DISCHARGE RESERVED.

         Nothing in the Plan or in any option agreement shall confer upon any person the right to continue in the employ of the Company or any Affiliate or affect or restrict any right which the Company or any Affiliate may have to terminate the employment of such person.



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SECTION 13.   NO RIGHTS TO AWARDS; NO RIGHTS AS A SHAREHOLDER.

         (a) No employee, officer or employee director of the Company or any of its Affiliates or other person shall have any claim or right to be granted an option under the Plan or, having been selected the grant of an option, to be selected for a grant of any other option.

         (b) No grantee or other person shall have any of the rights of a shareholder of the Company with respect to shares of Stock subject to an option until the issuance of a stock certificate to such grantee for such shares of Stock. Except as otherwise provided in Section 11, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

SECTION 14.   NATURE OF PAYMENTS.

         14.1 Consideration. All options, shares or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

         14.2 Other Plans. No options, shares or payments hereunder shall, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (a) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (b) any agreement between the Company or any Affiliate and the grantee.

         14.3 Waiver. By accepting an option under the Plan, the grantee thereby waives any claim to the continued exercisability of an option or to damages or severance entitlement related to non-continuation of the option beyond the period provided herein or in the applicable option agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the option.

SECTION 15.   NON-UNIFORM DETERMINATIONS.

         The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, options under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective option agreements, as to (a) the persons to receive options under the Plan and (b) the terms and provisions of options under the Plan.

SECTION 16.   NON EXCLUSIVITY OF THE PLAN; OTHER PAYMENTS OR OPTIONS.

         Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any option, award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect; provided, however, that the option agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Code section 4999 will not apply with respect to any option granted under the Plan.



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SECTION 17.   REORGANIZATION.

         In the event that the Company is merged or consolidated with another corporation, (whether or not the Company shall be the surviving corporation), or in the event there shall be any change in the shares of Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a Change of Control after the date of the adoption of this Plan, or in the event of a reorganization or liquidation of the Company (each such event, a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may, in its discretion, by written notice to a grantee, provide that such grantee's options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice. The Committee also may, in its discretion, by written notice to a grantee, provide that all or some of the restrictions on any of his options may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine. In connection with the termination of a grantee's option pursuant to this Section 17, the Committee may, in its sole discretion, provide for consideration to be paid to a grantee in respect of such termination. Whenever deemed appropriate by the Committee, the actions referred to in this Section 17 may be made conditional upon the consummation of the applicable Reorganization Event.

SECTION 18.   GOVERNING LAW.

         The Plan shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction.

SECTION 19.   MISCELLANEOUS.

         (a) Headings. The Section headings contained herein are for convenience only and are not intended to define or limit the contents of said Sections.

         (b) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself.

         (c) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

         (d) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.


         (e) Termination of Employment. Unless an applicable option agreement provides otherwise, for purposes of the Plan a person who transfers from employment with the Company to employment with an Affiliate or vice versa shall not be deemed to have terminated employment with the Company or the Affiliate, as the case may be.

         (f) Severability. If any provision of the Plan or any option agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or option, or would disqualify the Plan or any option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable

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laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the option, such provision shall be stricken as to such jurisdiction, person or option and the remainder of the Plan and any such option shall remain in full force and effect.

         (g) Payments to Persons Other Than Grantees. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company and its Affiliate therefor.

         (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or employee director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 20.   EFFECTIVE DATE; TERM.

         20.1 Effective Date. The Plan shall be deemed adopted and become effective upon the Effective Date; provided that, notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable unless the Plan is approved, directly or indirectly, by the express consent of shareholders holding at least a majority of the Company's voting stock voting in person or by proxy at a duly held shareholders' meeting (or by written consent in lieu of meeting) within 12 months before or after the date the Plan is adopted.

         20.2 Term. The Plan shall terminate ten years after the earlier of the Effective Date or the date the Plan is approved by shareholders, and no options shall thereafter be granted under the Plan. Notwithstanding the foregoing, all options granted under the Plan prior to such termination date shall remain in effect and shall be administered in accordance with the terms of the Plan until such options have been exercised or terminated in accordance with the terms and provisions of the Plan and the applicable option agreement.